THE LAZARD FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

      THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: All of the unissued shares of capital stock of the Corporation are hereby classified and reclassified, with the result that the total number of shares of stock that the Corporation has authority to issue is one billion seven hundred fifty million (1,750,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($0.001) per share, having an aggregate par value of one million seven hundred fifty thousand dollars ($1,750,000), classified as shares of Institutional Common Stock and Open Common Stock of each of the following Portfolios (each, a "Portfolio") or remain unclassified as follows:

                                                                       SHARES
PORTFOLIO                                                            AUTHORIZED
---------                                                            ----------

LAZARD EQUITY PORTFOLIO
       Institutional Common Stock                                    50,000,000
       Open Common Stock                                             50,000,000

LAZARD U.S. EQUITY VALUE PORTFOLIO
       Institutional Common Stock                                    50,000,000
       Open Common Stock                                             50,000,000

LAZARD U.S. STRATEGIC EQUITY PORTFOLIO
       Institutional Common Stock                                    50,000,000
       Open Common Stock                                             50,000,000

LAZARD MID CAP PORTFOLIO
       Institutional Common Stock                                   100,000,000
       Open Common Stock                                             50,000,000

LAZARD SMALL CAP PORTFOLIO
       Institutional Common Stock                                   150,000,000
       Open Common Stock                                             50,000,000

LAZARD U.S. SMALL CAP EQUITY GROWTH PORTFOLIO
       Institutional Common Stock                                    50,000,000
       Open Common Stock                                             50,000,000

LAZARD INTERNATIONAL EQUITY PORTFOLIO
       Institutional Common Stock                                   150,000,000
       Open Common Stock                                             50,000,000

LAZARD INTERNATIONAL EQUITY SELECT PORTFOLIO
       Institutional Common Stock                                    50,000,000
       Open Common Stock                                             50,000,000

LAZARD INTERNATIONAL STRATEGIC EQUITY PORTFOLIO
       Institutional Common Stock                                    50,000,000
       Open Common Stock                                             50,000,000

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LAZARD INTERNATIONAL SMALL CAP PORTFOLIO
       Institutional Common Stock                                    50,000,000
       Open Common Stock                                             50,000,000

LAZARD EMERGING MARKETS PORTFOLIO
       Institutional Common Stock                                    50,000,000
       Open Common Stock                                             50,000,000

LAZARD HIGH YIELD PORTFOLIO
       Institutional Common Stock                                    50,000,000
       Open Common Stock                                             50,000,000

LAZARD BOND PORTFOLIO
       Institutional Common Stock                                    50,000,000

UNCLASSIFIED                                                        250,000,000
                                                                 --------------

TOTAL                                                             1,750,000,000

      SECOND: The shares of Institutional Common Stock and Open Common Stock of each Portfolio of the Corporation as classified and reclassified immediately hereby (and all shares of Institutional Common Stock and Open Common Stock, respectively, of any Portfolio issued after these Articles Supplementary become effective regardless of whether such shares are currently unissued or become unissued as a result of the subsequent redemption or repurchase by the Corporation of such shares) shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as previously set forth in the Charter with respect to any particular Portfolio and otherwise as set forth in Article FIFTH of Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

      (1) Assets of the Corporation attributable to the Open Common Stock and to the Institutional Common Stock of each Portfolio shall be invested in the same respective Portfolio.

      (2) At such times (which may vary between and among the holders of Institutional Common Stock of the Portfolios) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation (the "Registration Statement"), certain of the shares of Institutional Common Stock of each Portfolio may be automatically converted into shares of the Open Common Stock of the respective Portfolio, based on the relative net asset values of such classes at the time of conversion, subject to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Registration Statement.

      (3) Proceeds from the redemption of a share of Institutional Common Stock or Open Common Stock of a Portfolio, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the Registration Statement from time to time.


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      THIRD: The Board of Directors of the Corporation has classified and reclassified the unissued shares of the Corporation as provided herein pursuant to authority provided in the Corporation's Charter.

      FOURTH: These Articles Supplementary do not increase the total number of authorized shares of the Corporation, or the aggregate par value thereof.

      IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these presents to be signed as of February 13, 2006, in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, and states that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.


                                                     THE LAZARD FUNDS, INC.


                                                     By: /s/ Nathan A. Paul
                                                         -----------------------
                                                         Name:  Nathan A. Paul
                                                         Title: Vice President
WITNESS:

/s/ David A. Kurzweil
-----------------------------
Name:  David A. Kurzweil
Title: Assistant Secretary


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